Exhibit 3.2

THIRD AMENDED AND RESTATED
BYLAWS OF NEXTSOURCE MATERIALS INC.

Article I. Offices, Corporate Seal

Section 1.  Registered Office.

The registered office of the corporation in the State of Minnesota shall be as set forth in the articles of incorporation as amended from time to time (the “articles of incorporation”) or the most recent resolution of the board of directors of the corporation (the “board of directors”) filed with the secretary of state of Minnesota changing the registered office.

Section 2.  Seal.

The corporation shall not have a corporate seal.

Article II. Meetings of Shareholders

Section 1.  Regular Meetings of Shareholders.

(a) Regular meetings of the shareholders of the corporation shall be held on such date and at such time and place as the board of directors shall designate.

(b) At a regular meeting of shareholders, the shareholders of the corporation, voting as provided in the articles of incorporation and these bylaws, shall elect a board of directors and shall transact such other business as may properly come before them.

(c) At any regular meeting of shareholders, a person may be a candidate for election to the board of directors only if such person is nominated (i) by the board of directors, (ii) by any nominating committee or person appointed by the board of directors and authorized to make nominations for election to the board of directors, or (iii) by a shareholder, who complies with the procedures set forth in this paragraph. To properly nominate a candidate, a shareholder shall give written notice of such nomination to the chief executive officer or secretary of the corporation not later than the date (the “Notice Date”) specified by Rule 14a−8 (as amended from time to time and any successor rule or regulation, “Rule 14a−8”) promulgated under the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”) as the last date for receipt by the corporation of shareholder proposals; shall attend the meeting with the candidate whom the shareholder wishes to nominate; and shall propose the candidate’s nomination for election to the board of directors at the meeting. The notice by a shareholder shall set forth as to each person whom the shareholder recommends for nomination (v) the name, age, business address and residence address of the person; (w) the principal occupation or employment of the person; (x) the number of shares of stock of the corporation owned by the person; (y) the written and acknowledged statement of the person that such person is willing to serve as a director of the corporation; and (z) any other information relating to the person that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A (as amended from time to time) under the Exchange Act had the election of the person been solicited by or behalf of the board of directors of the corporation.

(d) To be properly brought before a regular meeting of shareholders, business must be (i) directed to be brought before the meeting by the board of directors or (ii) proposed to be considered at the meeting by a shareholder by giving written notice of the proposal containing the information required by Rule 14a−8 to the chief executive officer or secretary of the corporation not later than the Notice Date and shall be presented at the meeting by the proposing shareholder.

(e)  The proxies solicited by the corporation’s board of directors may confer discretionary authority upon the persons named therein to vote on any matter submitted for consideration at any regular meeting of shareholders (i) if the corporation does not receive proper notice of such matter on or before the Notice Date or (ii) as otherwise permitted by applicable laws, rules and regulations, including, without limitation, the Exchange Act and rules and regulations promulgated thereunder.

(f) No business shall be conducted at a regular meeting of shareholders of the corporation except business brought before the meeting in accordance with the procedures set forth in this Section; provided, however, that once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any shareholder of any such business. If the introduction of any business at a regular meeting of shareholders does not comply with the procedures specified in this Section, the chair of the meeting shall declare that such business is not properly before the meeting and shall not be considered at the meeting.

Section 2.  Quorum at Regular Meetings of Shareholders.

The holders of ten percent of shares outstanding, entitled to vote for the election of directors at a regular meeting of shareholders, represented either in person or by proxy, shall constitute a quorum for the transaction of business.

Section 3.  Special Meetings of Shareholders.

Special meetings of the shareholders of the corporation may be called and held as provided in the Minnesota Business Corporation Act (as amended from time to time, the “MBCA”).  Quorum for any special meetings of the shareholders shall be ten percent of the shares outstanding.

Section 4.  Adjourned Meetings.

Regardless of whether a quorum shall be present at a meeting of the shareholders of the corporation, the meeting may be adjourned from time to time for up to 120 days after the date fixed for the original meeting without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting.

Section 5.  Voting.

At each meeting of the shareholders of the corporation, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Unless otherwise provided by the MBCA or the articles of incorporation, each shareholder shall have one vote for each share having voting power registered in such shareholder’s name on the books of the corporation as of the record date. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote such shares. Except as otherwise required by the MBCA, the articles of incorporation or these bylaws, all questions properly before a meeting of shareholders shall be decided by a vote of the number of the greater of (i) a majority of the shares entitled to vote on the question and represented at the meeting at the time of the vote, or (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

Section 6.  Record Date.

The board of directors may fix a date, not less than 20 days nor more than 60 days preceding the date of any meeting of the shareholders of the corporation, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. If the board of directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 30th day preceding the date of such meeting. Unless the board of directors sets another time on the record date for the determination of the shareholders of record, such determination shall be made as of the close of business on the record date.

Section 7.  Notice.

There shall be mailed to each shareholder, shown on the books of the corporation to be a holder of record of voting shares, at his or her address as shown on the books of the corporation, a notice setting out the date, time and place of each regular and special meeting. Notice of each meeting of the shareholders of the corporation shall be mailed at least seven days and not more than 60 days prior thereto except as otherwise provided by the MBCA. Every notice of any special meeting of the shareholders of the corporation called pursuant to Section 3 hereof shall state the purpose or purposes for which the meeting has been called and shall otherwise conform to the requirements of the MBCA.

Section 8.  Waiver of Notice.

Notice of any regular or special meeting of the shareholders of the corporation may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by attending any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 9.  Conduct of Meeting.

The chairman of the board of directors, or if there shall be none or in his or her absence, the vice chairman of the board of directors, or if there be none or in his or her absence, the highest ranking officer of the corporation, determined in accordance with Article IV among a group consisting of the chief executive officer, president and the vice presidents, who is present at the meeting, shall call to order and act as the chair of any meeting of the shareholders of the corporation. The secretary of the corporation shall serve as the secretary of the meeting or, if there shall be none or in his or her absence, the secretary of the meeting shall be such person as the chair of the meeting appoints. The chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the chair of the meeting, are appropriate for the conduct of the meeting. To the extent not prohibited by the MBCA, such rules, regulations and procedures may include, without limitation, establishment of (i) an agenda or order of business for the meeting, (ii) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting, (iii) procedures for casting and the form of ballots to be used by shareholders in attendance at the meeting and the procedures to be followed for counting shareholder votes, (iv) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (v) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine, (vi) restrictions on entry to the meeting after the time fixed for commencement thereof and (vii) limitations on the time allotted to questions or comments by participants. Any proposed business properly before the meeting shall be deemed to be on the agenda. Unless and to the extent otherwise determined by the chair of the meeting, it shall not be necessary to follow Robert's Rules of Order or any other rules of parliamentary procedure at the meeting of shareholders. Following completion of the business of the meeting as determined by the chair of the meeting, the chair of the meeting shall have the exclusive authority to adjourn the meeting.

Article III. Directors

Section 1.  Responsibilities and Term.

The business and affairs of the corporation shall be managed by or under the direction of the board of directors.  The number of directors shall be determined from time to time by the board of directors.  The term of each director shall continue until the next succeeding regular meeting of the shareholders of the corporation, and until his successor is elected and qualified.

Section 2.  Quorum and Vacancies.

A majority of the board of directors shall constitute a quorum for the transaction of business; provided, that if any vacancies exist by reason of death, resignation, or otherwise, a majority of the remaining directors shall constitute a quorum for the filling of such vacancies.

Section 3.  Voting.

Except where otherwise required by the MBCA, the articles of incorporation or these bylaws, the board of directors shall take action by affirmative vote of the greater of (i) a majority of the directors present at a duly held meeting at the time the action is taken or (ii) a majority of the minimum number of directors that would constitute a quorum for the transaction of business at the meeting of directors.

Section 4.  Meetings of the Board of Directors.

Meetings of the board of directors may be held from time to time within or without the state of Minnesota.

Section 5.  Notice.

Meetings of the board of directors shall be held on such dates and at such times and places as the board of directors may establish and may be called by the chairman or vice chairman of the board of directors or the chief executive officer by giving at least twenty-four hour notice of the meeting, if the meeting is to be held at the registered office of the corporation or by telephone conference conducted as permitted by the MBCA or at least five day notice if the meeting is to be held elsewhere, or by any other director by giving at least five day notice of the meeting. Notice of each meeting shall specify the date, time and place thereof and shall be given to each director by mail, telephone, facsimile message or in person. Notice shall not be required if the date, time and place of a meeting of the board of directors has been set by resolution of the board of directors or otherwise announced at a previous meeting of the board of directors or if the meeting is an adjourned meeting of the board of directors if the date, time and place of the adjourned meeting was announced at the meeting at which adjournment is taken.

Section 6.  Waiver of Notice.

Notice of any meeting of the board of directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by attending any meeting of the board of directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 7.  Written Consent or Opposition.

A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the board of directors. If such director is not present at the meeting, such written consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such written consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 8.  Compensation.

Directors who are not employees of the corporation shall receive such compensation as shall be set from time to time by the board of directors or a designated committee thereof. The board or designated committee shall also determine whether directors shall receive their expenses, if any, of attendance at meetings of the board of directors or any committee thereof and procedures for the reimbursement of such expenses. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor.

Section 9.   Executive Committee.

The board of directors may, by unanimous affirmative action of all of the directors, designate two or more of their number to constitute an executive committee, which, to the extent determined by unanimous affirmative action of all of the directors, shall have and exercise the authority of the board of directors in the management of the business of the corporation subject to such limitations and procedures as may be established by the board of directors in connection with any such action; provided, however, that the board of directors shall not delegate to such committee any power to amend the bylaws, declare dividends, fill vacancies on the board of directors or on the executive committee, or elect or remove officers of the corporation. Any such executive committee may meet at stated times or on notice given by any of their own number, however, it may act only during the interval between meetings of the board of directors. Vacancies in the membership of the executive committee shall be filled by the board of directors at a regular meeting or at a special meeting called for that purpose.

Section 9.   Nomination of Directors.

1.
Subject only to the Canada Business Corporations Act (the “Act”) and the articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was for the election of directors:

(a)	by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting,
(b)
by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act, or

(c)
by any person (a “Nominating Shareholder”) who (i) at the close of business on the date of the giving of the notice provided for below in this Section 1 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (ii) complies with the notice procedures set forth below in this Section 1:

(a)
In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Section 1.

(b)
To be timely, a Nominating Shareholder’s notice to the secretary of the Corporation must be made: (i) in the case of an annual meeting of shareholders, not less than thirty (30) nor more than sixty-five (65) days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than fifty (50) days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing Directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this paragraph (b).

(c)
In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(d)
To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Corporation must set forth: (i) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of Directors pursuant to the Act and Applicable Securities Laws (as defined below); and (ii) as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of Directors pursuant to the Act and Applicable Securities Laws (as defined below). The Corporation may require any proposed nominee to furnish such other information, including a written consent to act, as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(e)
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 1; provided, however, that nothing in this Section 1 shall be deemed to preclude discussion by a shareholder (as distinct from nominating Directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(f)
For purposes of this Section 1, (i) “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and (ii) “Applicable Securities Laws” means the applicable Securities Act of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

(g)
Notwithstanding any other provision of the by-laws of the Corporation, notice given to the secretary of the Corporation pursuant to this Section 1 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

2.
IN ADDITION TO THE SATISFACTION OF THE REQUIREMENTS ABOVE, ANY NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS MUST SATISFY THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SPECIFICALLY SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (REQUIRING CERTAIN INFORMATION CONTAINED IN THE STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE SOLICITING A SHAREHOLDER VOTE, OR ACTING ON WRITTEN CONSENT, ON THE ELECTION OF DIRECTORS) AND IN THE EVENT OF SHAREHOLDER NOMINATION, RULES ON SHAREHOLDER PROPOSALS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1998 (SPECIFICALLY, SECURITIES AND EXCHANGE COMMISSION RELEASE NO. 34-40018). FURTHERMORE, ALL NOMINATIONS FOR THE ELECTION OF DIRECTORS MUST BE COMPLAINT WITH THE CURRENT LAWS OF THE STATE OF MINNESOTA.

3.	MISCELLANEOUS. The invalidity or unenforceability of any provision of this by-law will not affect the validity or enforceability of the remaining provisions of this by-law.

Article IV. Officers

Section 1.  Corporate Officers.

The officers of the corporation shall consist of a chief executive officer and a chief financial officer elected by the board of directors and, if elected by the board of directors, a president, secretary, one or more assistant secretaries, a treasurer and one or more assistant treasurers. The board of directors may also elect and designate as an officer of the corporation one or more vice presidents and such other officers and agents as the board of directors may from time to time determine. The chairman or vice chairman of the board of directors, if elected, may be designated by the board of directors as an officer of the corporation. Any number of offices may be held by the same person.

Section 2.  Chairman of the Board of Directors.

The chairman of the board directors, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed from time to time by the board of directors.

Section 3.  Vice−Chairman of the Board of Directors.

The vice−chairman of the board of directors, if one is elected, shall have such duties as may be prescribed from time to time by the board of directors. In the absence of the chairman of the board of directors, or if one is not elected, the vice−chairman of the board of directors shall preside at meetings of the shareholders and directors.

Section 4.  Chief Executive Officer.

The chief executive officer of the corporation shall have general active management of the business and affairs of the corporation. In the absence of the chairman and the vice chairman of the board of directors, or if none shall be elected, the chief executive officer shall preside at all meetings of the shareholders and directors. The chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by the MBCA to be exercised by another person or is expressly delegated by the articles of incorporation, these bylaws or by the board of directors to some other officer or agent of the corporation. In the absence of the secretary and assistant secretary, or if none shall be elected, the chief executive officer shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders. The chief executive officer shall have such other duties as may, from time to time, be prescribed by the board of directors. The powers and duties specified herein may be modified or limited at any time by the board of directors.

Section 5.  President.

The president, if one is elected, shall have such power and duties regarding the management and daily conduct of the business of the corporation as shall be determined by the board of directors, and, unless otherwise provided by the board of directors, such power and duties of the chief executive officer as may be delegated to the president by the chief executive officer. Unless otherwise provided by the board of directors, in the absence of the chairman and vice chairman of the board of directors and the chief executive officer, or if none shall be elected, the president shall preside at all meetings of the shareholders and directors. In the absence of the chief executive officer, the president shall succeed to the chief executive officer’s powers and duties unless otherwise directed by the chief executive officer or the board of directors.

Section 6.  Chief Financial Officer.

The chief financial officer shall (i) keep accurate financial records for the corporation; (ii) deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the board of directors shall, from time to time, designate or otherwise authorize; (iii) have the power to endorse, for deposit, all notes, checks and drafts received by the corporation; (iv) disburse the funds of the corporation, making or causing to be made proper vouchers therefor; (v) render to the chief executive officer and the board of directors, whenever requested, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and (vi) perform such other duties as may, from time to time, be prescribed by the board of directors or by the chief executive officer. The powers and duties specified herein may be modified or limited at any time by the board of directors.

Section 7.  Vice Presidents.

Each vice president shall have such powers and duties as may be prescribed by the board of directors and, unless otherwise provided by the board of directors, such power and duties of the chief executive officer or president as may be delegated from time to time to each vice president by the chief executive officer or president, as the case may be. In the event of the absence of the president, the vice presidents shall succeed to the duties and powers of such office in the order in which they are elected, as appears from the minutes of the meeting or meetings at which such elections shall have taken place, unless otherwise provided by the board of directors, chief executive officer or president.

Section 8.  Secretary.

The secretary, if one shall be elected by the board of directors, shall be secretary of and shall attend all meetings of the shareholders and board of directors. The secretary shall act as clerk thereof and shall record all proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify all proceedings of the board of directors and the shareholders. The secretary shall give proper notices of meetings of shareholders and directors. The secretary shall, with the chairman of the board of directors, president or any vice president, sign or cause to be signed by facsimile signature all certificates for shares of the corporation and shall have such other powers and shall perform such other duties as may be prescribed from time to time by the board of directors.

Section 9.  Treasurer.

The treasurer, if one shall be elected by the board of directors, shall have such powers and duties as may be prescribed by the board of directors and, unless otherwise provided by the board of directors, such power and duties of the chief financial officer as may be delegated from time to time to the treasurer by the chief financial officer. In the absence of the chief financial officer, the treasurer shall succeed to the duties and powers of the chief financial officer unless otherwise directed by the board of directors, chief executive officer or chief financial officer.

Section 10.  Assistant Secretary and Assistant Treasurer.

Any assistant secretary or assistant treasurer, who may from time to time be elected by the board of directors, may perform the duties of the secretary or of the treasurer, as the case may be, under the supervision and subject to the control of the secretary or of the treasurer, respectively. Unless otherwise provided by the board of directors, the chief executive officer or the secretary, in the event of the absence of the secretary, an assistant secretary shall have the powers and perform the duties of the office of secretary. If there shall be more than one assistant secretary, the assistant secretary appearing as first elected in the minutes of the meeting at which such elections shall have taken place shall exercise such powers and have such duties. Unless otherwise provided by the board of directors, the chief executive officer or the treasurer, in the event of the absence of the treasurer, an assistant treasurer shall have the powers and perform the duties of the office of treasurer. If there shall be more than one assistant treasurer, the assistant treasurer appearing as first elected in the minutes of the meeting or meetings at which such elections shall have taken place, shall exercise such powers and have such duties. Each assistant secretary and each assistant treasurer shall also have such powers and duties of the secretary or the treasurer as the secretary or the treasurer respectively may delegate to such assistant and shall also have such other powers and perform such other duties as may be prescribed from time to time by the board of directors.

Section 11.  Vacancy.

If there shall occur a vacancy in the office of chief executive officer or chief financial officer, such vacancy shall be filled by the board of directors as expeditiously as practicable. If there shall occur a vacancy in the position of chairman or vice chairman of the board of directors or, subject to the foregoing, in any other office of the corporation by reason of death, resignation, or otherwise, such vacancy may, but need not, be filled by the board of directors.

Section 12.  Removal, Replacement and Reassignment.

The board of directors may at any time and for any reason, with or without cause (i) remove or replace the chairman or vice chairman of the board of directors, whether or not such action results in a vacancy in the chairmanship or vice chairmanship of the board of directors, provided that such action shall in no event terminate the directorship of such person unless such action is effective in accordance with the MBCA to remove such person as a director; (ii) remove, replace or reassign the incumbent chief executive officer or chief financial officer, provided that if such action results in a vacancy in such office, the board of directors shall act to fill that vacancy as provided in Section 11 hereof; (iii) remove, replace or reassign the incumbent in any other office of the corporation whether or not such action results in a vacancy in any such office; and (iv) reduce, add to, reassign or otherwise change the powers and duties specifically conferred upon any officer of the corporation by these bylaws or by any action of the board of directors, or any officer acting by authority conferred by these bylaws or action of the board of directors or otherwise. Any officer of the corporation to whom such authority shall have been delegated by the board of directors and, unless otherwise provided by the board of directors, the chief executive officer, may at any time and for any reason, with or without cause, remove, replace or reassign the incumbent in any office of the corporation other than the chairman and vice chairman of the board of directors, the chief executive officer, the president and the chief financial officer.

Article V. Indemnification of Directors and Officers

Section 1.  Indemnification.

The corporation shall indemnify all officers and directors of the corporation for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent permitted by the MBCA. Unless otherwise approved by the board of directors, the corporation shall not indemnify any officer or director of the corporation who is not otherwise entitled to indemnification pursuant to the prior sentence of this Section.

Article VI. Capital Stock

Section 1.  Stock Certificates.

The shares of the corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors may provide that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Each holder of duly issued certificated shares of the corporation shall be entitled to a certificate for such shares, to be in such form as shall be prescribed by law and adopted by the board of directors. Certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the chief executive officer, the president, the secretary or any assistant secretary, if there be one, or such officers as the board of directors may designate. If a certificate is signed by a transfer agent or registrar, the signature of any such officer of the corporation may be a facsimile signature. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the corporation, the certificate may be issued by the corporation even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. Every certificate surrendered to the corporation or its transfer agent for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 3.

Section 2.

Transfer of Shares. The transfer of shares on the stock transfer books of the corporation may be authorized only by the shareholder of record thereof, or by such shareholder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such shareholder’s duly authorized attorney−in−fact, and, in the case of certificated shares, upon surrender of the certificate or the certificates for such shares to the corporation or its transfer agent duly endorsed. The corporation may treat as the exclusive owner of shares of the corporation for all purposes, the person or persons in whose name shares are registered on the books of the corporation.

Section 3.  Lost or Destroyed Certificates.

Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the board of directors shall require and shall give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the board of directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Article VII. Amendment of Bylaws

Section 1.  Amendments.
Except as otherwise provided by the MBCA, these bylaws may be amended in whole or in part by a vote of a two−thirds majority of all of the directors. Such authority of the board of directors is subject to the power of the shareholders, exercisable in the manner provided in the MBCA, to adopt, amend, or repeal bylaws adopted, amended, or repealed by the board of directors.